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Exhibit 10.13

***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4),
200.83 and 230.406.

COLLABORATIVE RESEARCH
AND LICENSE AGREEMENT

BETWEEN

SENOMYX, INC.

AND

KRAFT FOODS, INC.

COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

        THIS AGREEMENT is entered into as of the Effective Date by and between SENOMYX, INC., a Delaware Corporation having offices at 11099 North Torrey Pines Road, La Jolla, CA 92037 ("Senomyx") and KRAFT FOODS, INC., a Delaware Corporation having offices at 801 Waukegan Road, Glenview, IL 60025 ("Kraft").

BACKGROUND

        Senomyx conducts research in the field of chemosensation, an objective of which is to study potential biological targets and develop assays for use in the discovery and commercialization of products in taste and olfaction. Kraft is in the business of developing, manufacturing and marketing consumer food products. Senomyx and Kraft desire to collaborate in a research program to: (i) discover compounds that [***] for use in [***]; and (ii) discover compounds that [***] for use in [***] products.

        NOW, THEREFORE, in consideration of the foregoing premises and of the covenants, representations and agreements set forth below, the parties hereby agree as follows:

THE AGREEMENT

1.    Definitions.    Certain terms set forth in this Agreement with initial capitals are defined in Appendix A, which is incorporated herein by reference.

2.    Steering Committee.    No later than ten days after the Effective Date, the parties will establish a joint steering committee (the "Steering Committee"). The Steering Committee will manage the Collaborative Program and will (i) provide strategic direction and performance criteria for the Collaborative Program; (ii) monitor progress and communicate status of the Collaborative Program; (iii) facilitate the cooperation of the parties under the Collaborative Program; and (iv) confirm completion of milestones under the Collaborative Program. The Steering Committee will consist of two representatives designated by Senomyx and two representatives designated by Kraft. Each member of the Steering Committee will have one vote. The Steering Committee will meet no later than thirty days after the Effective Date and at least four times per year during the Collaborative Period using mutually agreed upon meeting locations and formats including tele-conferencing and video-conferencing. On an alternating basis, one party will promptly prepare and deliver to the members of the Steering Committee minutes of such meetings for review and approval of both parties. Decisions in the Steering Committee will be made by unanimous vote, at a meeting where all four voting representatives are present. All unresolved disputes will be settled in accordance with Section 18.4, or as otherwise mutually agreed upon in writing.

3.    Collaborative Program.    The parties will collaborate in the conduct of the Collaborative Program in accordance with the Research Plan during the Collaborative Period. The Collaborative Program will consist of two phases: the [***] Phase and the [***] Phase, which may overlap.

        3.1    [***] Phase.

          (A)  Within [***] of the Effective Date, Kraft will, at its expense, supply Senomyx with [***] Tastants for screening in accordance with the Research Plan. During the [***] Phase, Kraft may provide additional purified [***] Tastants for profiling as agreed to in writing by the parties and approved by the Steering Committee.

          (B)  Upon receipt of the [***] Tastants, Senomyx will perform the activities outlined in the Research Plan using reasonable efforts, and the resources provided under Section 9.1.

          (C)  Within [***] of receipt of the report regarding the [***] Compounds, Kraft will perform sensory testing and other evaluations on a limited number of the [***] Compounds and may select [***] Compound(s) for further development by notifying Senomyx of such selection in writing by the end of such [***] period. Such [***] period may be extended by agreement; such agreement will not be unreasonably withheld. [***] Compounds, if any, chosen for further development become Selected [***] Compounds.

          (D)  Senomyx's obligations during the [***] Phase will be completed upon the earlier of (i) Senomyx's submission of a written report to Kraft regarding [***] Compounds; or (ii) upon Senomyx's submission of a written report to Kraft regarding [***] Compounds, provided that the Steering Committee determines that the identification of [***] Compounds is reasonable. [***] If necessary, Senomyx may provide additional optimization as agreed to in writing by the parties and approved by the Steering Committee.

        3.2    [***] Phase.

          (A)  Kraft may request that Senomyx pursue the identification of [***] Compounds upon the earlier of (i) the completion of the [***] Phase; or (ii) Kraft's request to begin the [***] Phase prior to the completion of the [***] Phase, provided that Kraft agrees to provide research support funding for the [***] Phase in addition to the [***] Phase in an amount agreed upon in writing by the parties and approved by the Steering Committee.

          (B)  Upon initiation of the [***] Phase, Kraft will, at its expense, supply Senomyx with [***] Tastants for screening. During the [***] Phase, Kraft may provide additional purified [***] Tastants for profiling as agreed to in writing by the parties and approved by the Steering Committee.

          (C)  Upon receipt of the [***] Tastants, Senomyx will perform the activities outlined in the Research Plan using reasonable efforts, and the resources provided under Section 9.1.

          (D)  Within [***] of receipt of the report regarding the [***] Compounds, Kraft will perform sensory testing and other evaluations on a limited number of the [***] Compounds; and may select [***] Compound(s) for further development by notifying Senomyx of such selection in writing by the end of such [***] period. Such [***] period may be extended by agreement; such agreement will not be unreasonably withheld. [***] Compounds, if any, chosen for further development become Selected [***] Compounds.

          (E)  Senomyx's obligations during the [***] Phase will be completed upon the earlier of (i) Senomyx's submission of a written report to Kraft regarding [***] Compounds; or (ii) upon Senomyx's submission of a written report to Kraft regarding [***] Compounds, provided that the Steering Committee determines that the identification of [***] Compounds is reasonable. [***] If necessary, Senomyx may provide additional optimization as agreed to in writing by the parties and approved by the Steering Committee.

        3.3    Product Development and Commercialization.

          (A)    Product Development.    Within [***] of the selection of a Selected Compound, Kraft will prepare a plan for Product Development for approval by the Steering Committee, which will be attached as Appendix D to this Agreement, and incorporated into the Agreement by reference. Kraft will perform the Product Development outlined in Appendix D.

          (B)    Product Commercialization.    Within [***] of the completion of the Product Development plan, Kraft will prepare a plan for Product Commercialization for approval by the Steering Committee, which will be attached as Appendix D to this Agreement, and incorporated into the Agreement by reference. Kraft will perform the Product Commercialization outlined in Appendix F.

          (C)  Kraft will be responsible, [***] for all formulation and regulatory approval of Products arising out of this Agreement. [***] Senomyx will cooperate to the extent reasonably necessary to permit Kraft to perform the foregoing activities.

          (D)  If Kraft elects to abandon, discontinue, or forgo development or commercialization of any Product or fails after a reasonable time to initiate development or commercialization of any Product in any country pursuant to Appendix D, Kraft's licenses under Section 10 of this Agreement to such Product will terminate and the right to make, have made, use, sell and have sold such Product in such particular country will revert to Senomyx. Kraft will have no obligation for the Product or country where Kraft's rights are terminated under this Section 3.3.

4.    Principal Scientists.    The principal scientists who will direct the respective research and development responsibilities of each party will be designated in writing by the Parties at the first meeting of the Steering Committee.

5.    Collaboration with an Affiliate or Third Party.    During the Term, Senomyx will have the right to enter into the Collaborative Program with its Affiliates or with Third Parties including Collaborative Programs to discover compounds that [***] Tastants and [***] Tastants for use outside the applicable Field.

6.    Law and Regulation.    The Compounds, Selected Compounds and Materials provided by one party to the other under this Agreement must be used in compliance with all applicable laws and regulations. Senomyx and Kraft each certifies that it conducts tests in vitro or other tests that are only used for laboratory research purposes and that all Materials and chemicals that either party receives from the other under this Agreement will actually be used for these purposes only.

7.    Scientific and Management Authority.    Scientific and management authority and responsibility for activities conducted under the Research Plan and Product Development and Commercialization will be governed by the Steering Committee; provided, however, that after the Collaborative Period, the parties will agree in writing to appoint a new committee to manage the activities under this Agreement.

8.    Reporting.    Each party will report to the other a written summary of results of research and development work it carries out, if any, within [***]. Each party agrees to prepare and exchange written and electronic reports concerning any results and data that must be used by either party as supporting information for any regulatory filings. The exchange of such report may be reasonably supplemented, at the request of the party receiving a report, by correspondence and/or upon reasonable prior notice, visits to the other party's facilities.

9.    Financial Terms.

        9.1    Annual Research Support.    Each year during the Collaborative Period Kraft will pay Senomyx [***] (which represents the full time equivalent of [***] Senomyx scientists at an annual rate of [***] per scientist based on [***] per year), such rate to be increased for inflation using the Aon Consulting/Radford Division report for industry compensation each year; provided, however, that if in any calendar year the annual amount to be paid to Senomyx exceeds [***], Kraft may elect, in its sole discretion, to decrease the number of full time equivalents such that the annual amount to be paid to Senomyx remains at [***]. These payments will be made in advance and, at a minimum, on an equal quarterly basis. The first payment will be made within [***] following the Effective Date. These payments are inclusive of overhead, labor, and supplies. These payments do not include (i) Kraft's costs associated with providing [***] Tastants and [***] Tastants; (ii) the costs of any unanticipated materials as requested and agreed to by the parties; or (iii) the costs of high throughput screening over [***]. Additional funding, if any, will be proposed to the Steering Committee and agreed to in writing by the parties.

        9.2    Milestone Payments.    Kraft will pay Senomyx the following non-creditable, non-refundable milestone payments within [***] of notification of the following milestone events:

          (A)  [***];

          (B)  [***];

          (C)  [***]; and

          (D)  [***].

        9.3    Royalty for [***] Products.    Kraft will pay to Senomyx the following earned royalties during the Royalty Term:

          (A)  With respect to Net Sales during the first one year following the date of the first commercial sale of a [***] Product(s), Kraft will pay Senomyx a royalty equal to [***] on that portion of total annual Net Sales of [***] Product(s) that is less than [***], adjusted during the Royalty Term using the Consumer Price Index ("CPI"). The royalty rate of [***] for the first year will apply to each Product Category, as described on Appendix C;

          (B)  With respect to Net Sales after the one year anniversary of the first commercial sale of a [***] Product(s), Kraft will pay Senomyx a royalty equal to [***] on that portion of total annual Net Sales of [***] Product(s) that is less than [***], adjusted during the Royalty Term using the CPI; and

          (C)  At any time, Kraft will pay Senomyx a royalty equal to [***] on that portion of total annual Net Sales of [***] Product(s) that is equal to or greater than [***], adjusted during the Royalty Term using the CPI.

          (D)  The royalty rate for New Products will be negotiated at a future date and shall be separate and apart from the other royalty rates established for the [***] Products.

        9.4    Royalty for [***] Products.    Kraft will pay to Senomyx the following earned royalties during the Royalty Term:

          (A)  With respect to Net Sales during the first one year following the date of the first commercial sale of a [***] Product, Kraft will pay Senomyx a royalty equal to [***] on that portion of total annual Net Sales of [***] Product(s) that is less than [***], adjusted during the Royalty Term using the Consumer Price Index ("CPI"). The royalty rate of [***] for the first year will apply to each Product Category, as described on Appendix C;

          (B)  With respect to Net Sales after the one year anniversary of the first commercial sale of a [***] Product, Kraft will pay Senomyx a royalty equal to [***] on that portion of total annual Net Sales of [***] Product(s) that is less than [***], adjusted during the Royalty Term using the CPI; and

          (C)  At any time, Kraft will pay Senomyx a royalty equal to [***] on that portion of total annual Net Sales of [***] Product(s) that is equal to or greater than [***], adjusted during the Royalty Term using the CPI.

        9.5    Manufacturing and Capital Credits.    Kraft may in its sole discretion, manufacture or enter into supply and manufacturing agreements with a mutually agreed upon Third Party regarding Selected Compounds; provided however, Senomyx will have the first right of negotiation and refusal to manufacture any such Selected Compounds, subject to provisions of cost, quality and quantity. If Kraft or a Third Party manufactures a Product(s) [***].

        9.6    Payment Method.    The royalties due under Section 9 will be paid within thirty days after the end of each calendar quarter period in which such royalties are earned during the Royalty Term for each Product. With each such quarterly payment, Kraft will furnish to Senomyx a royalty statement in sufficient detail to permit confirmation of the accuracy of the royalty payment made, which sets forth on a country-by-country basis the relevant sales information, including the total number of units of each such Product sold, Net Sales, the royalties payable in United States dollars, the method used to calculate the royalty, the exchange rate used and other information employed to calculate Net Sales for such Product.

        9.7    Currency of Payment.    All payments to be made under this Agreement, including the royalties payable to Senomyx by Kraft, will be paid in United States dollars by wire transfer or other mutually acceptable means to a bank account designated by Senomyx. With respect to each quarter, for countries other than the United States, whenever conversion of payments from any foreign currency are required, such conversion will be made at the rate of exchange reported in The Wall Street Journal on the business day of the applicable reporting period. Translation of sales recorded in local currencies to United States dollars will be performed in a manner consistent with Kraft's normal practices used to prepare its audited financial statements for internal and external reporting purposes, which uses a widely accepted published exchange rate.

        9.8    Taxes Withheld.    Any income or other tax that Kraft, or any of its Affiliates is required by a government agency to withhold and pay on behalf of Senomyx with respect to the royalties payable under this Agreement will be deducted from and offset against such royalties prior to remittance to Senomyx; provided, however, that in regard to any tax so deducted, Kraft will give or cause to be given to Senomyx such assistance as may reasonably be necessary to enable Senomyx to claim exemption from or credit for the tax so deducted, and in each case will promptly furnish to Senomyx proper evidence of the taxes paid on Senomyx's behalf.

        9.9    Late Payment.    In the event that any payment, including royalty payments, due hereunder is not made when due, the payment will accrue interest from that date due at the rate of [***]; provided, however, that in no event will such rate exceed the maximum legal annual interest rate. The payment of such interest will not limit Senomyx from exercising any other rights it may have as a consequence of the lateness of any payment.

        9.10    Records of Net Sales and Royalty Calculations.    During the Royalty Term and for a period of three years thereafter, Kraft will keep complete and accurate records of sales and all other information necessary to calculate Net Sales of each Product in sufficient detail to allow the accrued royalties to be determined accurately in accordance with United States generally accepted accounting principles. Senomyx, with reasonable written notice to Kraft, will have the right to cause Senomyx's nationally recognized independent, certified public accountant to audit such records at the place or places of business where such records are customarily kept in order to verify the accuracy of the reports of Net Sales and royalty payments. Such accountant must execute a confidentiality agreement prior to entering Kraft's premises, obligating such accountant to keep all information disclosed to it confidential and will only be permitted to disclose to Senomyx the extent of any discrepancy between royalty payments made by Kraft under this Agreement and the actual royalty required to be so paid. Senomyx will bear the full cost of such audit unless such audit discloses a variance of more than [***] from the amount of the royalties due under this Agreement, in which event, Kraft will bear the full cost of such audit. In all events, Kraft will pay any underpayment with interest in accordance with

Section 9.9. Senomyx agrees not to disclose Confidential Information concerning royalty payments reports, and all other information learned in the course of an audit or inspection, except to the extent necessary for Senomyx to enforce its rights under this Agreement or if disclosure is required by law.

10.    Grants.    Subject to the terms and conditions of this Agreement, Senomyx hereby grants to Kraft the following rights:

        10.1    Grant of Rights regarding [***] Compounds and [***] Products:

          (A)  Senomyx hereby grants to Kraft a non-exclusive, nontransferable (except as permitted under Section 10.4 and 18.12), worldwide license, under the Senomyx Technology solely to evaluate [***] Compound(s) in Field I;

          (B)  Senomyx hereby grants to Kraft a non-exclusive, nontransferable (except as permitted under Section 10.4 and 18.12), worldwide license, under the Senomyx Technology solely to use Selected [***] Compound(s) for non-commercial development; and

          (C)  Senomyx hereby grants to Kraft an exclusive, nontransferable (except as permitted under Section 10.4 and 18.12), worldwide license, under the Senomyx Technology to make, have made, use, sell, have sold, import and export [***] Products.

        10.2    Grant of Rights regarding [***] Compounds and [***] Products:

          (A)  Senomyx hereby grants to Kraft a non-exclusive, nontransferable (except as permitted under Section 10.4 and 18.12), worldwide license, under the Senomyx Technology solely to evaluate [***] Compound(s) in Field II;

          (B)  Senomyx hereby grants to Kraft a non-exclusive, nontransferable (except as permitted under Section 10.4 and 18.12), worldwide license, under the Senomyx Technology solely to use Selected [***] Compound(s) for non-commercial development; and

          (C)  Senomyx hereby grants to Kraft an exclusive, nontransferable (except as permitted under Section 10.4 and 18.12), worldwide license, under the Senomyx Technology to make, have made, use, sell, have sold, import and export [***] Products.

        10.3    Right to Negotiate License for New Products.    At any time, Kraft will have the right to negotiate an exclusive, nontransferable, worldwide, royalty-bearing license under the Senomyx's Patents and Know-How to make, have made, use, sell, have sold, import and export New Products. The parties will negotiate language in good faith for such license including the royalties on such New Products.

        10.4    Limitations to Licenses.    Kraft may not sublicense its rights under Section 10 to Third Parties, except for the purpose of entering into collaborative development agreements between any such Third Party and Kraft that provide the support, as is appropriate at the time, for research, development or commercialization of Product, and as agreed to by Senomyx in writing. All rights granted by Senomyx to Kraft under Section 10 shall be subject to the timely payment by Kraft under Section 9 of the Agreement.

        10.5    Grant of Rights from Kraft to Senomyx.    For the sole purpose of conducting research under this Agreement, Kraft hereby grants to Senomyx a fully paid, non-exclusive, worldwide, fully-transferable license, to use the Kraft Technology pursuant to the Research Plan, with the right to grant sublicenses; provided, however, that any such sublicense shall be subject to the prior written approval of Kraft, which shall not be unreasonably withheld.

        10.6    Notwithstanding the provisions contained within this Agreement, Kraft may, at any time, negotiate a license for the use of Selected [***] Compounds outside the Field. However, the parties understand that any such license will be subject to Third Party agreements entered into by Senomyx and the final decision to enter into such license shall be made by Senomyx, in its sole discretion.

11.   Ownership of Intellectual Property.

        11.1    Transfer of Rights.    Senomyx retains all rights not expressly licensed or assigned in this Agreement. Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to convey or transfer ownership or the grant of any license or sublicense by one party to the other party of any rights in any Confidential Information, Patent Rights or Know-How Controlled by a party. Except as expressly set forth in this Agreement, nothing in this Agreement will be construed to grant manufacturing rights.

        11.2    Senomyx Inventions.    Senomyx will own all Inventions and other Know-How made solely by its employees and agents and all Patent Rights claiming such Inventions and other Know-How. Senomyx hereby irrevocably assigns to Kraft all interest in and to any such Inventions and other Know-How that consist of improvements to Kraft Technology, subject to the licenses granted to Senomyx under Section 10. The parties will look to the definition of Kraft Technology in order to determine whether any such Invention and Know-How is an improvement to Kraft Technology. In the event that Senomyx is legally unable to assign such rights to Kraft, then Senomyx agrees either to waive the enforcement of such rights against Kraft and any sublicensees and assignees, or to grant Kraft an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights.

        11.3    Kraft Inventions.    Kraft will own all Inventions and other Know-How made solely by its employees and agents, and all Patent Rights claiming such Inventions and other Know-How. Kraft hereby irrevocably assigns to Senomyx all interest in and to any such Inventions and other Know-How that consist of improvements to Senomyx Technology, Compounds, or Selected Compounds, subject to the licenses granted to Kraft under Section 10. The parties will look to the definition of Senomyx Technology in order to determine whether any such Invention and Know-How is an improvement to Senomyx Technology. In the event that Kraft is legally unable to assign such rights to Senomyx, then Kraft agrees either to waive the enforcement of such rights against Senomyx and any sublicensees and assignees, or to grant Senomyx an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights.

        11.4    Joint Inventions.    All Inventions conceived jointly by employees or agents of Senomyx and employees or agents of Kraft (the "Joint Inventions") and all Joint Patent Rights will be owned jointly by Kraft and Senomyx. Kraft hereby irrevocably assigns to Senomyx all interest in and to any Joint Inventions that consist of improvement to Senomyx Technology, Compounds, or Selected Compounds and uses thereof, and all Joint Patent Rights claiming such Joint Inventions, subject to the licenses granted to Kraft under Section 10. Senomyx hereby irrevocably assigns to Kraft all interest in and to any such Inventions and other Know-How that consist of improvements to Kraft Technology, subject to the licenses granted to Senomyx under Section 10. In the event that Kraft is legally unable to assign such rights to Senomyx, then Kraft agrees either to waive the enforcement of such rights against Senomyx and any sublicensees and assignees, or to grant Senomyx an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights. In the event that Senomyx is legally unable to assign such rights to Kraft, then Senomyx agrees either to waive the enforcement of such rights against Kraft and any sublicensees and assignees, or to grant Kraft an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights.

        11.5    Other Inventions.    Any Inventions not included in Sections 11.1, 11.2, 11.3, or 11.4 will be owned by their inventors.

        11.6    Inventorship and Assignment.    United States patent law will determine inventorship of patentable inventions. Senomyx and Kraft agree to execute all documentation necessary to perfect all assignments of Inventions, Know-How and Patent Rights contemplated in this Agreement.

        11.7    Markings.    At least [***] prior to commercialization of the first Product, Kraft will consider whether Kraft will mark any Product with a Senomyx trademark or Senomyx patent. However, the parties understand that Kraft will make the final decision in Kraft's sole discretion.

12.   Treatment of Confidential Information; Publicity.

        12.1    Confidentiality.    Subject to the terms and conditions of this Agreement, Senomyx and Kraft each agree that, during the Term and for a period of [***] thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Confidential Information that is disclosed to it or to any of its Affiliates by the other party. Neither Senomyx nor Kraft nor any of their respective Affiliates will use the other party's Confidential Information except as expressly permitted in this Agreement.

        12.2    Disclosure to Related Parties.    Senomyx and Kraft each agree that any disclosure of the other party's Confidential Information to any officer, employee, contractor, consultant, sublicensee or agent of the other party or to any of its Affiliates will be made only if and to the extent necessary to carry out its responsibilities under this Agreement and to exercise the rights granted to it hereunder, will be limited to the extent consistent with such responsibilities and rights, and will be provided only to such persons or entities who are under an obligation of confidentiality no less stringent than as set forth in this Agreement. Each party will use reasonable efforts to take such action, and to cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information, which will be the same efforts as it would customarily take to preserve the confidentiality of its own Confidential Information.

        12.3    Return of Confidential Material Upon Termination.    Upon termination of this Agreement, each party, upon the other party's request, will return or destroy all Confidential Information received from the other party pursuant to this Agreement, including all copies and extracts of documents, within thirty days of the request of the other party; provided, however, one copy of the Confidential Information may be retained for legal purposes.

        12.4    Exceptions to Confidential Information.    Confidential Information will not include any information, which the receiving party can prove by competent written evidence:

          (A)  is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

          (B)  is known by the receiving party at the time of receiving such information, as evidenced by its records;

          (C)  is hereafter furnished to the receiving party without restriction as to disclosure or use by a Third Party lawfully entitled to furnish such information;

          (D)  is independently developed by the employees, agents or contractors of the receiving party without the aid, application or use of the disclosing party's Confidential Information; or

          (E)  is the subject of a written permission to disclose provided by the disclosing party.

        A party may also disclose Confidential Information of the other party where required to do so by law or legal process; provided, however, that, in such event, the party required to disclose such information must give advance written notice of such disclosure to the other party and must cooperate with the other party's efforts to seek, at the request and expense of the other party, all confidential treatment and protection for such disclosure as is permitted by applicable law.

        12.5    Confidential Financial Information.    The parties agree that the material financial terms of this Agreement will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such terms in legal proceedings or as are required to be disclosed in its financial statements, by law, or under an obligation of confidentiality to bona fide potential sublicensees. Either party will have the further right to disclose the material financial terms of this Agreement under an obligation of confidentiality to any potential acquirer, merger partner, bank, venture capital firm, or other financial institution to obtain financing. Notwithstanding the foregoing, the parties will mutually agree upon a press release consistent, in form and content, with the draft press release attached as Appendix E. Thereafter, Kraft and Senomyx may each disclose to Third Parties the information contained in such press release without the need for further approval by the other party.

        12.6    Confidential Research Information.    Each party agrees that all results and data generated from the research under the Collaborative Program will be owned exclusively by the generating party and considered Confidential Information of the generating party subject to the confidentiality requirements of Section 12. Neither Kraft nor Senomyx will provide to a Third Party any Materials provided by the other party.

        12.7    Permitted Use and Disclosures.    Each party may use or disclose Confidential Information disclosed to it by the other party to the extent such information is included in the Kraft Technology, Senomyx Technology or Joint Patent Rights, and to the extent such use or disclosure is reasonably necessary and permitted in the exercise of the rights granted hereunder in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations, or court orders or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, submitting information for food additive approval applications, or making a permitted sublicense or otherwise exercising rights expressly granted to the other party pursuant to the terms of this Agreement; provided, however, that if a party is required to make any such disclosure of the other party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice of such disclosure to the other party where reasonably possible and, save to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information in consultation with the other party prior to such disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply with such requirements.

        12.8    Use of Data for Promotional Purposes.    Either party may (i) make public statements regarding Compounds, Selected Compounds or Products, following consultation with the other party and with the written consent of the other party to the form and content of the public statement. Such public statement shall be consistent with the press release attached as Appendix E.

        12.9    Publication of Results.    Subject to this Section 12, results and data obtained by either party in the course of the collaboration may be submitted for publication by Senomyx in accordance with Senomyx's customary practices. Senomyx will send a copy of the proposed publication to Kraft and will allow Kraft [***] from the date of receipt in which to determine whether such publication contains subject matter for which patent protection should be sought prior to disclosure, or otherwise contains Kraft Confidential Information. If no answer is received from Kraft within [***] of receipt of the proposed publication, Senomyx will be free to submit such proposed publication.

        12.10    Publicity.    Except as required by law and as provided in this Section 12, neither party may make any public announcement or otherwise disclose the terms of this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld.

13.   Intellectual Property Enforcement and Defense of Claims.

        13.1    Intellectual Property Enforcement.    Subject to the Third Party obligations of Senomyx, each party will have the right, but not the obligation, to bring proceedings against any Third Party for the inappropriate use, including patent infringement, of Patent Rights solely Controlled by it, at its own risk and expense. If either party brings such an action, such party will be entitled to control such action, hire and retain counsel, make decisions, settle on any terms, and retain any and all awards or damages obtained in any such proceeding. At the request and expense of either party, the other party will give the requesting party all reasonable assistance required to file and conduct any such proceeding.

        13.2    Defense of Infringement Claims for Senomyx Technology.    Kraft will cooperate with Senomyx, at Senomyx's expense, in the defense of any suit, action or proceeding against Kraft or Senomyx or Senomyx's Affiliates alleging the infringement of the intellectual property rights of a Third Party by reason of Kraft's or Senomyx's use of any Senomyx Technology licensed to Kraft under this Agreement. The parties must notify each other promptly in writing of the commencement of any such suit, action, proceeding or claim of infringement. At the expense of Senomyx, Kraft will give to Senomyx full and sole authority, information and assistance necessary to defend, hire counsel, make decisions or settle on any terms any such suit, action or proceeding and Kraft will execute all documents, provide pertinent records, and take all other actions, including requiring persons within its control to give testimony, which may be reasonably required in connection with the defense or settlement of such litigation.

        13.3    Defense of Infringement Claims for Kraft Technology.    Senomyx will cooperate with Kraft, at Kraft's expense, in the defense of any suit, action or proceeding against Senomyx or Kraft or Kraft's affiliates alleging the infringement of the intellectual property rights of a Third Party by reason of Kraft's or Senomyx's use of any Kraft Technology licensed to Senomyx under this Agreement. The parties must notify each other promptly in writing of the commencement of any such suit, action, proceeding or claim of infringement. At the expense of Kraft, Senomyx will give to Kraft full and sole authority, information and assistance necessary to defend, hire counsel, make decisions or settle on any terms any such suit, action or proceeding and Senomyx will execute all documents, provide pertinent records, and take all other actions, including requiring persons within its control to give testimony, which may be reasonably required in connection with the defense or settlement of such litigation.

        14.    Patent Prosecution and Maintenance.    The control and expense of the filing, prosecution (including an opposition or interference) and maintenance of Patent Rights or other intellectual property rights claiming Inventions made solely by a party will be the sole responsibility of the party that made such Invention, and the party not filing the patent application will cooperate in such filing, prosecution and maintenance. Senomyx and Kraft will determine by mutual agreement which party will be responsible for, and will cooperate in, the filing, prosecution and maintenance of Joint Patent Rights and will share equally in the expenses incurred with respect thereto.

15.   Term and Termination.

        15.1    Term.    The term of this Agreement will begin on the Effective Date and will continue through the end of the Royalty Term, unless terminated earlier in accordance with the provisions of Section 15.2, 15.3 or 15.4 hereof (the "Term").

        15.2    Termination by Kraft.    Kraft will have the right to terminate this Agreement without cause at any time upon sixty days written notice, provided, however, if such termination occurs prior to the end of the Collaborative Period Kraft must provide research funding in accordance with Section 9.1 for a period of [***] from the date of written notice of termination.

        15.3    Termination By Mutual Agreement.    The parties may terminate this Agreement at any time, in whole or in part, by mutual written agreement executed by both parties.

        15.4    Termination for Breach.    Either party has the right to terminate this Agreement at any time for a material breach of this Agreement by the other party, provided that the breaching party has not cured such breach within sixty days after written notice thereof by the non-breaching party. The non-breaching party, upon termination of this Agreement, may seek actual or general damages and remedies available to it at law or in equity. NEITHER PARTY WILL SEEK PUNITIVE OR CONSEQUENTIAL DAMAGES.

16.   Effect of Termination.

        16.1    Upon termination of this Agreement pursuant to Section 15, Kraft will have no right to practice within or use of the Senomyx Technology, and all rights, title and interest in and to the Senomyx Technology will revert to and become the sole property of Senomyx, unless otherwise agreed upon in writing by the parties on or before the effective date of such termination.

        16.2    Expiration or termination of this Agreement will not relieve the parties of any obligation accruing prior to such expiration or termination.

        16.2    Survival.    The obligations and rights of the parties under Sections 9.10, 11.2 through 11.7, 12, 16, 17.2(B), 17.3, 17.4(B), 17.5, 18, and Appendix A, will survive termination or expiration of this Agreement.

17.   Warranties and Indemnification.

        17.1    Mutual Representations and Warranties.    The parties make the following representations and warranties to each other:

          (A)    Corporate Power.    Each party hereby represents and warrants that as of the Effective Date such party (i) is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (ii) has the requisite power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (iii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on its ability to perform its obligations under this Agreement.

          (B)    Due Authorization.    Each party hereby represents and warrants that as of the Effective Date such party (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; and (ii) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and to authorize the performance of its obligations hereunder and the grant of rights extended by it hereunder.

          (C)    Binding Agreement.    Each party hereby represents and warrants to the other that as of the Effective Date (i) this Agreement has been duly executed and delivered on its behalf and is a legal and valid obligation binding upon it and is enforceable in accordance with its terms; (ii) the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it; and (iii) all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by it in connection with the Agreement have been obtained.

        17.2    Warranties Regarding Senomyx Technology.    Senomyx warrants to Kraft as of the Effective Date the following:

          (A)  To the best knowledge of Senomyx as of the Effective Date: (i) Senomyx has the lawful right to use the Senomyx Technology for the purpose of discovering Compounds to be licensed to Kraft in accordance with the terms of this Agreement; and (ii) no Third Party suit exists relating to the Senomyx Patent Rights.

          (D)  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SENOMYX (INCLUDING ITS OFFICERS, EMPLOYEES AND AGENTS) EXPRESSLY DISCLAIMS ANY REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, RELATING TO SENOMYX TECHNOLOGY. SENOMYX FURTHER DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY (i) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SENOMYX TECHNOLOGY OR SENOMYX PATENT RIGHTS; (ii) THAT THE PRACTICE OF SENOMYX TECHNOLOGY WILL NOT INFRINGE A PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHT OF A THIRD PARTY; AND (iii) REGARDING THE PATENTABILITY OF ANY SENOMYX TECHNOLOGY, INCLUDING SENOMYX TECHNOLOGY CLAIMED IN PATENT APPLICATIONS AS PART OF SENOMYX PATENT RIGHTS.

        17.3    Senomyx Indemnification.    Senomyx hereby agrees to defend and indemnify Kraft, and its respective officers, directors, employees, and agents (collectively, the "Kraft Indemnitees") from and against all damages or other amounts payable to a Third Party, including reasonable attorneys' fees and costs of litigation, resulting from a claim, demand, action, suit or other proceeding brought or threatened by a Third Party against a Kraft Indemnitee based on Senomyx's gross negligence or willful misconduct (but not patent infringement) relating to Senomyx's performance or failure to perform under this Agreement. IN NO EVENT WILL SENOMYX BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY KRAFT RESULTING FROM THIS AGREEMENT.

        17.4    Warranties Relating to Kraft Technology.    Kraft represents and warrants to Senomyx as of the Effective Date the following:

          (A)  To the best knowledge of Kraft: (i) Kraft has the lawful right to license (or sublicense, as the case may be) the Kraft Technology to Senomyx in accordance with the terms of this Agreement; and (ii) no Third Party suits against Kraft exist relating to the Kraft Patent Rights.

          (B)  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, KRAFT (INCLUDING ITS OFFICERS, EMPLOYEES AND AGENTS) EXPRESSLY DISCLAIMS ANY REPRESENTATIONS AND WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, RELATING TO KRAFT TECHNOLOGY. KRAFT FURTHER (C) DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY (i) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF KRAFT TECHNOLOGY, (ii) THAT THE PRACTICE OF KRAFT TECHNOLOGY WILL NOT INFRINGE A PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHT OF A THIRD PARTY, AND (iii) REGARDING THE PATENTABILITY OF ANY KRAFT TECHNOLOGY, INCLUDING KRAFT TECHNOLOGY CLAIMED IN PATENT APPLICATIONS AS PART OF KRAFT PATENT RIGHTS.

        17.5    Kraft Indemnification.

          (A)    Of Senomyx.    Kraft hereby agrees to indemnify, defend and hold Senomyx, and its respective officers, directors, employees and agents (collectively, the "Senomyx Indemnitees") harmless from and against all damages, losses, liabilities, expenses and costs or other amounts payable to a Third Party, including reasonable attorneys' fees and costs of litigation, resulting from a claim, demand, action, suit or other proceeding brought or threatened by a Third Party against a

  Senomyx Indemnitee based on (i) any development, manufacture, use, handling, storage, sale, or other disposition of a Selected Compound or Product by or through Kraft or its Affiliates or its permitted sublicensees (ii) the practice by Kraft of any license granted hereunder, or (iii) infringement by Kraft of Patent Rights of any Third Party; except to the extent such damages or other amounts payable are attributable to: (a) a violation of any contractual or fiduciary duty owed by any Senomyx Indemnitee to a Third Party, (b) any breach of this Agreement by a Senomyx Indemnitee or a misrepresentation by Senomyx in this Agreement, or (c) trade secret misappropriation or patent infringement by Senomyx covered by a Third Party's Patent Rights. IN NO EVENT WILL KRAFT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY SENOMYX RESULTING FROM THE EXERCISE OF ANY RIGHTS GRANTED IN ACCORDANCE WITH THIS AGREEMENT.

          (B)    Of Certain Senomyx Licensors.    Kraft hereby agrees to indemnify, defend and hold [***] and its respective officers, sponsors, directors, employees, and agents (collectively, the "IP Indemnitees") harmless from and against all damages or other amounts payable to a Third Party, including reasonable attorneys' fees and costs of litigation, resulting or arising from the exercise of rights under the licenses granted from Senomyx to Kraft provided for under Section 10 and pursuant to any agreement between [***] and Senomyx, including product liability.

18.   Miscellaneous.

        18.1    Force Majeure.    Neither party will lose any rights hereunder or be liable to the other party for damages or losses on account of failure of performance by the defaulting party (other than a payment default) if the failure is occasioned by war, fire, explosion, flood, (e.g. El Niño), earthquake, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting party; provided, however, that the party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure and thereafter takes all reasonable steps to mitigate any such delay in performance hereunder and any damages that may be incurred by the other party thereby.

        18.2    Governing Law and Jurisdiction.    This Agreement will be governed by the laws of the State of California, as such laws are applied to contracts entered into and to be performed entirely within such state.

        18.3    Binding Effect.    This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement will be void.

        18.4    Dispute Resolution.    The parties recognize that disputes as to certain matters may from time to time arise during the Term, which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration. The parties agree that prior to any arbitration concerning this Agreement, Senomyx's head of R&D and Kraft's head of R&D will meet in person or by video-conferencing in a good faith effort to resolve any disputes concerning this Agreement. Within thirty days of a formal request by either party to the other party, either party may, by written notice to the other party, have such dispute referred to their respective officers designated or their successors, for attempted resolution by good faith negotiations, such good faith negotiations to begin within thirty days after such notice is received. Any dispute arising out of or relating to this Agreement which is not resolved between the parties or the designated officers of the parties pursuant to this Section 18.4 will be resolved by final and binding arbitration conducted in San Diego, California (unless the parties mutually agree to another location) in accordance with Sections 1282 through 1288 of the California Code of Civil Procedure. The arbitration will be conducted by three arbitrators who are knowledgeable in the subject matter at issue in the dispute. One arbitrator will be selected by Senomyx, and one arbitrator will be selected by Kraft. The third arbitrator will be selected by mutual agreement of the two arbitrators selected by the parties. In conducting the arbitration, the arbitrators will (i) determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the parties must expend for discovery (and provided that the arbitrators will permit such discovery they deem necessary to permit an equitable resolution of the dispute), (ii) ensure that the total time of the arbitration from filing to a final decision or executed settlement agreement is less than six months, and (iii) be able to decree any and all relief of an equitable nature, including, but not limited to, such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, specific performance or repletion of property. The arbitrators will also be able to award actual or general damages, but will not award any other form of damage (e.g., consequential, punitive or exemplary damages). The parties will share equally the arbitrator's fees and expenses pending the resolution of the arbitration, unless the arbitrators, pursuant to their its right but not their obligations, requires the non-prevailing party to bear all or any portion of the costs of the prevailing party. The decision of the arbitrators will be final and binding on the parties and may be sued on or enforced by the party in whose favor it runs in any court of competent jurisdiction at the option of such party. Notwithstanding anything to the contrary in this Section 18.4, either party may seek immediate injunctive or other interim relief from any court of competent jurisdiction with respect to any breach of Sections 10 or 12 hereof, or otherwise to enforce and protect the Patent Rights, copyrights, trademarks, or other intellectual property rights Controlled by such party. In addition, arbitration will not be used to resolve disputes concerning Patent Rights. Disputes concerning Patent Rights, including, but not limited to, disputes concerning patent ownership, claim language, claim scope and issues of validity will be settled in a court of law. Any arbitration ruling that relies on an interpretation of Patent Rights will have no binding effect in a court of law on any Patent Rights related to this Agreement, unless such Patent Rights have been adjudicated in a court of law. In no event will a demand for arbitration be made after the date when the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

        18.5    Severability.    If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance is, to any extent, held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each term, covenant or condition of this Agreement will be valid and enforced to the fullest extent permitted by law; the parties covenant and agree to renegotiate any such term, covenant or condition or the application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

        18.6    Independent Contractors.    It is expressly agreed that Kraft and Senomyx will be independent contractors and that the relationship between the parties will not constitute a partnership or agency of any kind. Neither Kraft nor Senomyx will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other party, without the prior written authorization of the other party to do so.

        18.7    Entire Agreement; Amendment.    This Agreement sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties, and supersedes and terminates all prior agreements and understandings between the parties, with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as set forth in this Agreement. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the parties unless reduced to writing and signed by the respective authorized officers of the parties. This Agreement will not be strictly construed against either party. Any conflict between the terms set forth in the text of this Agreement and the terms of any Appendix hereto will be resolved in favor of the text of this Agreement.

        18.8    Waiver.    Except as specifically provided for in this Agreement, the waiver from time to time by either of the parties of any rights or the failure to exercise any remedy will not operate or be construed as a continuing waiver of the same right or remedy or any of the other of such party's rights or remedies provided in this Agreement.

        18.9    Construction.    The term "Article" or "Section" can refer to any single paragraph level found in this Agreement or any collection of multiple paragraphs thereunder.

        18.10    No Third Party Beneficiaries.    No Third Party, including any employee of any party to this Agreement (except as specifically provided in this Agreement), will have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement will be deemed to constitute the parties partners with each other or any Third Party.

        18.11    Notices.    Any notices or communications provided for in this Agreement to be made by either party to the other party must be in writing, in English, and will be made by prepaid air mail or overnight carrier with return receipt addressed to the other party at its address set forth below. Any such notice or communication may also be given by hand, or facsimile to the appropriate designation. Notices will be sent:

If to Senomyx, to:	Senomyx, Inc. 11099 North Torrey Pines Road La Jolla, CA 92037 Facsimile number: (858) 404-0750 Attention: Corporate Counsel with a copy to the President
If to KRAFT, to:	KRAFT Foods Three Lakes Drive Northfield, IL 60096 Facsimile number: 847-646-4431 Attention: Patent Counsel with a copy to VP of Research

        By like notice, either party may specify or change an address to which notices and communications must be thereafter sent. Notices sent by mail, facsimile or overnight carrier will be effective upon receipt and notices given by hand will be effective when delivered.

        18.12    Assignment.    Notwithstanding any provision of this Agreement to the contrary, neither party may assign any of its rights or obligations under this Agreement in any country to any Third Party without the prior written consent of the non-assigning party, which consent will not be unreasonably withheld; provided, however, that either party may assign its rights and obligations under this Agreement without the consent of the other party (i) in connection with the transfer or sale of all or substantially all of its assets, or (ii) to any Affiliate. In the event of such transaction, however, intellectual property rights (including Know-How) of a party to such transaction other than one of the parties to this Agreement will not be included in the technology licensed under this Agreement. Notwithstanding the foregoing, any such assignment to an Affiliate will not relieve the assigning party of its responsibilities for performance of its obligations under this agreement. This Agreement will survive any merger or consolidation of either party with or into another party and no consent for any such merger, consolidation or similar reorganization will be required hereunder.

        18.13    Counterparts.    This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Agreement as of the Effective Date.

KRAFT FOODS, INC.
By:	/s/ [***]
Title:	Senior V.P. R&D Quality
Date:	December 6, 2000
SENOMYX, INC.
By:	/s/ PAUL A. GRAYSON
Title:	President & CEO
Date:	December 6, 2000

COLLABORATIVE RESEARCH AGREEMENT

APPENDIX A—DEFINITIONS

        "Affiliate" means any corporation, company, partnership, joint venture, association or other entity, which directly or indirectly controls, is controlled by or is under common control with a party. As used in this definition, the term "control" means direct or indirect beneficial ownership of more than fifty percent (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the outstanding securities having voting rights for the election of directors in a corporation or of the comparable equity interest in any other type of entity.

        "Agreement" means this agreement, together with all appendices attached hereto, as it may be amended or supplemented from time to time hereafter by a written agreement executed by authorized representatives of both parties.

        "[***] Compound(s)" means [***], discovered in the course of the Collaborative Program that [***] Tastants that may be optimized and further tested for [***] by Senomyx and for which Senomyx will prepare a written report of data to be reviewed by Kraft.

        "[***] Phase" means that part of the Collaborative Program wherein Senomyx will pursue the identification of [***] Compounds.

        "[***] Product(s)" means product(s) in Field II that incorporate Selected [***] Compound(s).

        "[***] Tastant(s)" means [***] is a primary ingredient and that are provided by Kraft to Senomyx under this Agreement.

        "Collaborative Period" means the period beginning on the Effective Date and ending three years thereafter, unless terminated earlier in accordance with Section 3 or 15. The

        Collaborative Period will terminate after three years regardless of whether the Compound Research has been completed.

        "Collaborative Program" means a research program during the Collaborative Period to discover molecules that [***] taste in Fields to be conducted pursuant to the Research Plan.

        "Compound(s)" means [***] Compound(s) and/or [***] Compound(s).

        "Confidential Information" means all information, Inventions and Know-How disclosed by one party to the other party pursuant to this Agreement, including, without limitation, information and material (whether or not patentable) regarding technology, products, research, development, manufacturing, marketing, finances, personnel or other business information or objectives which is designated as confidential in writing by the disclosing party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, trade secret or other information is disclosed by the disclosing party to the other party. Notwithstanding the foregoing to the contrary, Inventions, Know-How or other information which is orally, electronically or visually disclosed by a party, or is disclosed in writing without an appropriate letter, stamp or legend, will constitute Confidential Information of a party if the disclosing party, within thirty days after such disclosure, delivers to the other party a written document or documents describing the Inventions, Know-How or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made.

        "Control" or "Controlled" means, with respect to intellectual property, possession by a party, as of the Effective Date or during the Collaborative Period, of the ability to grant a license or sublicense in accordance with the terms of this Agreement, without violating the terms of any agreement by such party with any Third Party that is in effect on the Effective Date.

        "Effective Date" means the date that this Agreement is signed by the last party to sign below.

        "Field I" means the Product Category of [***].

        "Field II" means the category of products containing [***] as a primary ingredients.

        "Fields" means collectively Field I and Field II.

        "Invention" means any invention, including any new and useful process, method, or composition of matter, or improvement thereto, whether or not patentable, made in the course of the Collaborative Program.

        "Joint Invention" has the meaning set forth in Section 11.4.

        "Joint Patent Rights" means all Patent Rights containing one or more claims to a Joint Invention.

        "Know-How" means information and data, whether or not patentable, which is not generally known to the public, including, without limitation, designs, concepts, formulae, software, techniques, practices, processes, methods, knowledge, skill, experience, expertise, technical information, Materials and data, including pharmacological, toxicological and clinical test data, analytical and quality control data, patent and legal data or marketing, sales and manufacturing data.

        "Kraft Know-How" means, to the extent necessary for purposes of the activities to be conducted under this Agreement, all Know-How Controlled by Kraft, including, but not limited to, formulations in which Selected Compounds are used, [***] and methods of incorporating and/or processing Selected Compounds into Products.

        "Kraft Patent Rights" means, to the extent necessary for purposes of the activities to be conducted under this Agreement, all Patent Rights Controlled by Kraft, including, without limitation, any Patent Rights containing one or more claims to an Invention made solely by employees or agents of Kraft, but excluding any Joint Patent Rights.

        "Kraft Technology" means Kraft Patent Rights and Kraft Know-How.

        "Materials" [***] including without limitation, Compounds and Selected Compounds.

        "Net Sales" means, with respect to a Product, the gross amount invoiced by Kraft and its Affiliates and/or permitted sublicensees on any sales or other transfer of the Product, less the following items:

             i)  trade, quantity and cash discounts or rebates actually allowed with respect to such sales;

            ii)  credits, rebates, charge-back rebates, reimbursements or similar payments actually granted or given to wholesalers and other distributors, buying groups, governmental agencies and other institutions, but only to the extent actually allowed;

           iii)  credits or allowances actually granted for rejection or return of Products previously sold; and

            iv)  any tax, tariff, duty or other governmental charge (other than an income tax) levied on the sale, transportation or delivery of a Product that is borne by the seller thereof and deducted from sales under United States generally accepted accounting principles.

        Net Sales will be determined from the books and records of Kraft, its Affiliates and/or its permitted sublicensees, maintained in accordance with United States generally accepted accounting principles.

        "New Product(s)" means any products outside those listed on Appendix C that incorporate Selected [***] Compounds in Field I.

        "Patent Rights" means all rights associated with all U.S. or foreign (including regional authorities such as the European Patent Office) regular or provisional patents or patent applications, including any continuation, continuation-in-part, or division thereof or any substitute application therefor or equivalent thereof, and any patent issuing thereon, including any reissue, reexamination or extension thereof and any confirmation patent or registration patent or patent of additions based on any such patent.

        "Product(s)" means [***] Product(s) and/or [***] Product(s).

        "Product Category(ies)" means each category of [***] Products listed on Appendix C.

        "Product Development and Commercialization" means the program for development of a Product conducted during the term of this Agreement as provided under Section 3.5.

        "Receptor" or "Receptors" means [***].

        "Research Plan" means the plan outlining the research to be performed during the Collaborative Program agreed to by the Steering Committee at the first meeting thereof within thirty days of the Effective Date.

        "Royalty Term" means, in the case of any Product and as to any country, the period of time commencing on the first commercial sale for use or consumption of such Product in such country and ending upon the date that is ten years after the date of such first commercial sale for use or consumption of such Product in such country.

        "Selected [***] Compound(s)" means those [***] Compound(s) selected by Kraft for development, which are subject to certain payment and diligence provisions.

        "Selected Compound(s)" means Selected [***] Compound(s) and/or Selected [***] Compound(s).

        "Selected [***] Compound(s)" means those [***] Compound(s) selected by Kraft for development, which are subject to certain payment and diligence provisions.

        "Senomyx Know-How" means all Know-How related to the Collaborative Program, which is not covered by the Senomyx Patent Rights, but is necessary or appropriate for purposes of the activities to be conducted under this Agreement, and which is Controlled by Senomyx as of the Effective Date or developed by Senomyx in the course of the Collaborative Program.

        "Senomyx Patent Rights" mean all Patent Rights that are necessary or appropriate for purposes of the activities to be conducted under this Agreement, and which are Controlled by Senomyx as of the Effective Date or developed by Senomyx in the course of the Collaborative Program, but excluding any Joint Patent Rights.

        "Senomyx Technology" means the Senomyx Patent Rights, and Senomyx Know-How.

        "[***] Compounds" means [***], discovered in the course of the Collaborative Program that [***] Tastants [***] and for which Senomyx will prepare a written report of data to be reviewed by Kraft.

        "[***] Phase" means that part of the Collaborative Program wherein Senomyx will pursue the identification of [***] Compounds.

        "[***] Product(s)" means any product(s) listed on Appendix C that incorporate Selected [***] Compound(s).

        "[***] Tastants" means molecules contained in [***] provided by Kraft to Senomyx under this Agreement.

        "Steering Committee" has the meaning set forth in Section 2.

        "Term" has the meaning set forth in Section 15.1.

        "Third Party(ies)" means any party other than a party to this Agreement or an Affiliate of Senomyx or Kraft.

COLLABORATIVE RESEARCH AGREEMENT

APPENDIX C—PRODUCT CATEGORIES

[***]

***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4),
200.83 and 230.406.

FIRST AMENDMENT
TO THE COLLABORATIVE
RESEARCH AND LICENSE AGREEMENT
BETWEEN SENOMYX AND KRAFT

        THIS FIRST AMENDMENT TO THE COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (the "First Amendment") is made by and between SENOMYX, INC. ("Senomyx"), a Delaware corporation, having a principal place of business at 11099 North Torrey Pines Road, La Jolla, California 92037, and KRAFT FOODS, INC ("Kraft"), a Delaware corporation, having offices at 801 Waukegan Road, Glenview, IL 60025.

        WHEREAS, Senomyx and Kraft entered into that certain Collaborative Research and License Agreement dated December 6, 2000 (the "Agreement") to collaborate in a research program to (i) discover compounds that [***]; and (ii) discover compounds that [***] (capitalized terms used but not otherwise defined in this First Amendment shall have the meanings given such terms in the Agreement); and

        WHEREAS, Senomyx and Kraft wish to amend the Agreement in the manner set forth in this First Amendment.

        NOW, THEREFORE, in consideration of the foregoing premises and of the covenants, representations and agreements set forth below, the parties hereby agree to amend the Agreement as follows:

        I.    The first paragraph of Article 3 of the Agreement is hereby amended and restated its entirety as follows:

          "Collaborative Program.    The parties will collaborate in the conduct of the Collaborative Program in accordance with the Research Plan and the Product Development Plan during the Collaborative Period."

        II.    Section 3.1 of the Agreement is hereby amended to include a new Subsection 3.1.1 as stated herein. The numbering of all other sections of Article 3 will remain unchanged.

          "3.1.1.    [***] Phase.

            (A)  Senomyx will perform the activities outlined in the Research Plan using reasonable efforts and the resources provided under Section 9.1 of the Agreement as allocated in Section 3.2 (A).

            (B)  Within [***] of receipt of the report regarding the [***] Compounds, Kraft will perform sensory testing and other evaluations on [***] Compounds and may select a [***] Compound(s) for further development by notifying Senomyx of such selection in writing by the end of such [***] period. Such [***] period may be extended by agreement; such agreement will not be unreasonably withheld. [***] Compounds, if any, chosen for further development become Selected [***] Compounds.

            (C)  Senomyx's obligations during the [***] Phase will be completed upon the earlier of (i) Senomyx's submission of a written report to Kraft regarding [***] Compounds; or

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    (ii) upon Senomyx's submission of a written report to Kraft regarding [***] Compounds, provided that the Steering Committee determines that the identification of [***] Compounds is reasonable. [***] If necessary, Senomyx may provide additional optimization as agreed to in writing by the parties and approved by the Steering Committee."

        III.    Section 3.3 of the Agreement is hereby amended and restated in its entirety as follows:

    "Product Development and Commercialization.

            (A)    Product Development Plan.    The Steering Committee will approve a detailed Product Development Plan which will be prepared by Senomyx within [***] of the selection of a Selected Compound under the applicable Phase of the Collaborative Program. The Product Development Plan, which will outline the responsibilities of the parties, will be attached as Appendix D to the Agreement, and incorporated into the Agreement by reference.

            (B)    Product Commercialization Plan.    Within [***] of selection of the Selected Compound, Kraft will prepare a plan for Product Development for approval by the Steering Committee. The Product Commercialization Plan, attached as Appendix F to the Agreement and incorporated by reference thereto, will include commercially reasonable timelines and levels of diligence necessary for Kraft to maintain the co-exclusive license, as provided for under Section 10.1(A) of this First Amendment herein.

            (C)  Senomyx will be responsible for all regulatory approval of all Selected Compounds, Product Compounds and Products arising out of this Agreement. [***] Senomyx will perform all regulatory activities relating to the manufacture, use or sale of any Product. All regulatory filings made or filed by Senomyx for any Compound, Selected Compound, or Product will be owned exclusively by Senomyx. Kraft will cooperate to the extent reasonably necessary to permit Senomyx to perform the foregoing activities.

            (D)  If Kraft elects to abandon, discontinue, or forgo development or commercialization of any Product or fails after a reasonable time to initiate development or commercialization of any Product in any country pursuant to Appendix D, Kraft's licenses under Section 10 of the Agreement to such Product will terminate and the right to make, have made, use, sell and have sold such Product in such particular country will revert to Senomyx. Kraft will have no obligation for the Product or country where Kraft's rights are terminated under this Section 3.3."

        IV.    Section 9.1 of the Agreement is hereby amended and restated in its entirety as follows:

          "Annual Research Funding.    Beginning on the First Amendment Effective Date (i) with respect to the [***] Phase and [***] Phase, collectively, Kraft must pay Senomyx at an annual rate of [***] through December 5, 2003, and (ii) with respect to the [***] Phase, Kraft must pay Senomyx at an annual rate of [***] through December 5, 2003, and commencing on December 6, 2003 Kraft must pay Senomyx at an annual rate of [***] through May 1, 2005, unless the parties enter into written agreement to extend research funding under the [***] Phase or [***] Phase beyond December 5, 2003. Annual research funding rates must be increased for inflation using the Aon Consulting/Radford Division report for industry compensation each year; provided, however, that if in any calendar year the annual amount to be paid to Senomyx exceeds [***], Kraft may elect, in its sole discretion, to decrease the number of full time equivalents such that the annual amount to be paid to Senomyx remains at [***]. These payments will be made in advance and, at a minimum, on an equal quarterly basis. The first payment for the [***] Phase will be made within ten days following the First Amendment Effective Date. The first payment for the [***] Phase and [***] Phase will be made within ten days following the First Amendment Effective Date. These payments are inclusive of overhead, labor, and supplies. These payments do not include (i) Kraft's

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  costs associated with providing [***] Tastants and [***] Tastants; (ii) the costs of any unanticipated materials as requested and agreed to by the parties; or (iii) the costs of high throughput screening over [***]. Additional funding, if any, will be proposed to the Steering Committee and agreed to in writing by the parties."

        V.    Section 9.2 of the Agreement is hereby amended and restated in its entirety as follows:

          "Milestone Payments.    Kraft will pay Senomyx the following non-creditable (unless otherwise stated herein), non-refundable milestone payments within thirty days of notification of the following milestone events:

            (A)  [***];

            (B)  [***];

            (C)  [***]; and

            (D)  [***]."

        VI.    Section 9.3 of the Agreement is hereby amended to include a new Subsection 9.3.1 as stated herein. The numbering of all other sections of Article 9 will remain unchanged.

          "Royalty for [***] Products.    Kraft will pay to Senomyx the following earned royalties during the Royalty Term:

            (A)  With respect to Net Sales during the first one year following the date of the First Commercial Sale of a [***] Product(s), Kraft will pay Senomyx a royalty equal to [***] on that portion of total annual Net Sales of [***] Product(s) that is less than [***] million, adjusted during the Royalty Term using the Consumer Price Index ("CPI"). The royalty rate of [***] for the first year will apply to each Product;

            (B)  With respect to Net Sales after the one year anniversary of the First Commercial Sale of a [***] Product(s), Kraft will pay Senomyx a royalty equal to [***] on that portion of total annual Net Sales of [***] Product(s) that is less than [***], adjusted during the Royalty Term using the CPI; and

            (C)  At any time, Kraft will pay Senomyx a royalty equal to [***] on that portion of total annual Net Sales of [***] Product(s) that is equal to or greater than [***], adjusted during the Royalty Term using the CPI."

        VII.    Section 10.1(A) of the Agreement is hereby amended and restated in its entirety as follows:

    "License Grants

          Senomyx will grant to Kraft under the Target IP (i) a non-exclusive, nontransferable, worldwide license to evaluate [***] Compound(s) in Field III; (ii) a non-exclusive, nontransferable, worldwide license, subject to payment and diligence provisions, to make or have made [***] Products in Field III; and (iii) a co-exclusive, with one collaborator of Senomyx, nontransferable, worldwide license, subject to payment and diligence provisions, to use, sell, [***] Products in the Field III."

        VIII.    Section 15.2 of the Agreement is hereby amended and restated in its entirety as follows:

          "Termination by Kraft.    Kraft will have the right to terminate this Agreement without cause at any time upon sixty days written notice, provided, however if such termination occurs prior to the end of the Collaborative Period Kraft must provide research funding in accordance with section 9.1 for [***] from the date of written notice of termination, provided that if the agreement is terminated by Kraft under this Section 15.2 less than [***] from the end of the Collaborative

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  Period then Kraft must provide research funding in accordance with section 9.1 through the end of the Collaborative Period."

        IX.    The following definitions of Appendix A of the Agreement are hereby amended and restated herein. All other definitions in the Agreement will remain unchanged.

          "First Amendment Effective Date" means the date below that the last party to this First Amendment signs this First Amendment.

          "Collaborative Period" means (i) in the case of the [***] Phase the period beginning on the Effective Date and ending three years thereafter, unless terminated earlier in accordance with Section 15; (ii) in the case of the [***] Phase the period beginning on the Effective Date and ending three years thereafter, unless terminated earlier in accordance with Section 15; and (iii) in the case of the [***] Phase, the period beginning on the First Amendment Effective Date and ending three years thereafter, unless terminated earlier in accordance with Section 15.

          "Collaborative Program" means the program during the Collaborative Period to discover and develop Compounds.

          "Compound(s)" means any one or all combinations of the following: [***] Compound(s), [***] Compound(s), and [***] Compound(s).

          "Field III" means [***].

          "Fields" means collectively Field I, Field II and Field III.

          "First Commercial Sale" means the first sale to a Third Party purchaser.

          "Phase or Phases" means one of the three phases of the Collaborative Program, or collectively the [***] Phase, the [***] Phase, and the [***] Phase.

          "Product Development and Commercialization" has the meaning set forth in Section 3.3 of the Agreement wherein the parties' responsibilities for the activities under the Product Development Plan and the Product Commercialization Plan are incorporated by reference.

          "Product Commercialization Plan" has the meaning set forth in Section 3.3(B) of this First Amendment.

          "Product Development Plan" has the meaning set forth in Section 3.3(A) of this First Amendment.

          "Product(s)" means any one or all combinations of the following: [***] Product(s), [***] Product(s), and [***] Product(s).

          "Research Plan" means a plan that outlines the research to be performed during each of the Phases of the Collaborative Program, to be agreed to by the Steering Committee within thirty days of the initiation of each of the Phases of the Collaborative Program and will be completed upon the earlier of the end of the Collaborative Period or the selection of the first Selected Compound for each of the Phases.

          "Royalty Term" means (i) in the case of a [***] Product and as to any country, the period of time commencing on the First Commercial Sale for use or consumption of such [***] Product in such country and ending upon the date that is 10 years after the date of such First Commercial Sale for use or consumption of such [***] Product in such country; (ii) in the case of a [***] Product and as to any country, the period of time commencing on the First Commercial Sale for use or consumption of such [***] Product in such country and ending upon the date that is 10 years after the date of such First Commercial Sale for use or consumption of such [***] Product in such country; and (iii) in the case of [***] Product(s) the earlier of the date that

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  (a) there no longer exists a Valid Claim in a Patent Right Controlled by Senomyx or its Affiliates covering the manufacture, use or sale of such [***] Product in any country in which the Product is sold; or (b) the date that is seventeen years after the date of such First Commercial Sale for use or consumption of such Product.

          "Selected Compound(s)" means any one or all combinations of the following: Selected [***] Compound(s), Selected [***] Compound(s), and Selected [***] Compound(s).

          "Selected [***] Compound(s)" means those [***] Compound(s) selected by Kraft for development, which are subject to certain payment and diligence provisions.

          "[***] Compound(s)" means [***] compounds Controlled by Senomyx, discovered in the course of the [***] Phase of the Collaborative Program that may be optimized and further tested for selectivity and in vitro toxicity by Senomyx and for which Senomyx will prepare a written report of data to be reviewed by Kraft.

          "[***] Phase" means that part of the Collaborative Program wherein Senomyx will pursue the identification of [***] Compounds.

          "[***] Product(s)" means any product listed under Category A on Appendix C of the Agreement that incorporates Selected [***] Compounds.

          "Target IP" means the Senomyx Patent Rights and Senomyx Know-How on the composition of matter and use of Compounds, Selected Compounds and Products.

          "Valid Claim" means an issued claim under an issued patent within the Patent Rights, which has not (i) expired or been canceled, (ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, and/or (iv) been abandoned."

        X.    Miscellaneous.

          (1)    Except as specifically amended by this First Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

          (2)    This First Amendment shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and to be performed entirely within such state.

          (3)    This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of May 2, 2002.

SENOMYX, INC.	KRAFT FOODS, INC.
/s/ PAUL A. GRAYSON Paul A. Grayson Chairman and CEO	/s/[***]

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COLLABORATIVE RESEARCH AND LICENSE AGREEMENT BETWEEN SENOMYX, INC. AND KRAFT FOODS, INC.
FIRST AMENDMENT TO THE COLLABORATIVE RESEARCH AND LICENSE AGREEMENT BETWEEN SENOMYX AND KRAFT